Exhibit 99.1

Vericel Corporation 64 Sidney Street Cambridge, MA 02139 T 617 588-5555 F 617 588-5554 www.vcel.com

Vericel Announces Preliminary Third Quarter 2020 Total Net Revenues of $32 Million

Double-Digit Revenue, Implant and Biopsy Growth for MACI in the Quarter and Record Monthly Biopsies in September

Approximately $4.6 Million of Operating Cash Flow for the Quarter

CAMBRIDGE, Mass., October 14, 2020 (GLOBE NEWSWIRE) — Vericel Corporation (NASDAQ:VCEL), a leader in advanced therapies for the sports medicine and severe burn care markets, today announced preliminary financial results for the quarter ended September 30, 2020.

Preliminary total net revenues for the third quarter are expected to be approximately $32 million, including approximately $24.2 million of MACI® (autologous cultured chondrocytes on porcine collagen membrane) net revenue, approximately $6.7 million of Epicel® (cultured epidermal autografts) net revenue, and approximately $1.2 million of revenue related to the procurement of NexoBrid® (concentrate of proteolytic enzymes enriched in bromelain) by the U.S. Biomedical Advanced Research and Development Authority (BARDA) for emergency response preparedness.

The company generated approximately $4.6 million of operating cash flow in the third quarter. As of September 30, 2020, the company had approximately $85.5 million in cash and investments and no debt, compared to $79.0 million as of December 31, 2019.

“We are very pleased with our third quarter results as we generated consistent double-digit growth in revenue, implants and biopsies for MACI and achieved a record monthly high for biopsies in September,” said Nick Colangelo, President and CEO of Vericel. “Moreover, the robustness of our business model was demonstrated as we generated positive operating cash flow for the quarter. While considerable uncertainties related to COVID-19 remain, given the strength of our patient pipeline, we expect to maintain strong MACI growth in the fourth quarter. We look forward to providing further updates to investors during our upcoming virtual Analyst and Investor Day webcast and our third quarter earnings call.”

As previously announced, the company will host a virtual Analyst and Investor Day on October 16, 2020, at 9:00am Eastern Time. The company also will host a webcast and conference call to discuss its third quarter 2020 financial results and business highlights on November 5, 2020, at 8:30am Eastern Time. Webcast information can be found on the events and presentation section of the Investor Relations website at https://investors.vcel.com/events-presentations.

About Vericel Corporation

Vericel is a leader in advanced therapies for the sports medicine and severe burn care markets. The company markets two cell therapy products in the United States. MACI (autologous cultured chondrocytes on porcine collagen membrane) is an autologous cellularized scaffold product indicated for the repair of symptomatic, single or multiple full-thickness cartilage defects of the knee with or without bone involvement in adults. Epicel (cultured epidermal autografts) is a permanent skin replacement for the treatment of patients with deep dermal or full-thickness burns greater than or equal to 30% of total body surface area. The company also holds an exclusive license for North American commercial rights to NexoBrid, a registration-stage biological orphan product for debridement of severe thermal burns. For more information, please visit the company’s website at www.vcel.com.

Epicel® and MACI® are registered trademarks of Vericel Corporation. NexoBrid® is a registered trademark of MediWound Ltd. and is used under license to Vericel Corporation. © 2020 Vericel Corporation. All rights reserved.

Preliminary and Unaudited Nature of Reported Results

Our revenue expectations for the third quarter, as well as our estimates concerning operating cash flow and cash and investments are preliminary, unaudited and are subject to adjustment in the course of our ongoing internal control and review procedures.

Forward-Looking Statements

Vericel cautions you that all statements other than statements of historical fact included in this press release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements. Although we believe that we have a reasonable basis for the forward-looking statements contained herein, they are based on current expectations about future events affecting us and are subject to risks, assumptions, uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. Our actual results may differ materially from those expressed or implied by the forward-looking statements in this press release. These statements are often, but are not always, made through the use of words or phrases such as “anticipates,” “intends,” “estimates,” “plans,” “expects,” “continues,” “believe,” “guidance,” “outlook,” “target,” “future,” “potential,” “goals” and similar words or phrases, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may,” or similar expressions.

Among the factors that may result in differences are the inherent uncertainties associated with our expectations concerning expected revenue results for the third quarter of 2020 and estimates of operating cash flow and our cash and investments as of September 30, 2020. Vericel’s revenue expectations and operating cash flow for the third quarter, as well as its estimates concerning cash and investments are preliminary, unaudited and are subject to adjustment during our ongoing internal review. Additional factors that could cause actual results to differ materially from those set forth in the forward-looking statements include, but are not limited to uncertainties associated with our expectations regarding future revenues, growth in revenues, market penetration for MACI and Epicel, growth in profit, gross margins and operating margins, the ability to achieve or sustain profitability, contributions to adjusted EBITDA, the expected target surgeon audience, potential fluctuations in sales and volumes and our results of operations over the course of the year, competitive developments, changes in third party coverage and reimbursement, our ability to supply or meet customer demand for our products, and the wide-ranging impacts of the COVID-19 pandemic on our business or the economy generally.

With respect to COVID-19, we are currently unable to reasonably estimate the specific extent, or duration, of the impact of the COVID-19 outbreak on our business, financial and operating results. We are also unable to predict how the outbreak will affect the pace with which state and local governments lift restrictions on the performance of elective surgical procedures or whether additional such restrictions may be imposed by states in the future, the availability of physicians and/or their treatment prioritizations or the impact of the outbreak on the overall healthcare infrastructure. Other disruptions or potential disruptions include restrictions on the ability of Company personnel to travel and access customers for training, promotion and case support, delays in product development efforts, and additional government-imposed quarantines and requirements to “shelter at home” or other incremental mitigation efforts that may impact our ability to source supplies for our operations or our ability or capacity to manufacture, sell and support the use of our products. With respect to FDA’s review of the pending NexoBrid Biologics License Application, the COVID-19 pandemic may impact the FDA’s response time to regulatory submissions, its ability to monitor our clinical trials, and/or conduct necessary reviews or inspections, any or all of which may result in timelines being materially delayed, which could affect the development and ultimate commercialization of NexoBrid. The total impact of these disruptions could have a material impact on the Company’s financial condition, cash flows and results of operations.

These and other significant factors are discussed in greater detail in Vericel’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the Securities and Exchange Commission (“SEC”) on February 25, 2020, Vericel’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, filed with the SEC on August 5, 2020, and in other filings with the SEC.  These forward-looking statements reflect our views as of the date hereof and Vericel does not assume and specifically disclaims any obligation to update any of these forward-looking statements to reflect a change in its views or events or circumstances that occur after the date of this release except as required by law.

Investor Contacts:

Lee Stern

Solebury Trout

lstern@troutgroup.com

+1 (646) 378-2922